SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-TB WOODS CORPORATION
          GABELLI SECURITIES, INC.
                       4/05/07            2,500-           24.8000
                       4/05/07            1,000-           24.8000
		  GABELLI ASSOCIATES LTD
                       4/05/07           30,727-           24.8000
          	  GABELLI ASSOCIATES FUND II
                       4/05/07            3,500-           24.8000
          	  GABELLI ASSOCIATES FUND
                       4/05/07           32,748-           24.8000
                       3/22/07              402            24.6000
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       4/05/07           13,500-           24.8000
          	  GABELLI INTERNATIONAL II LTD
                       4/05/07            1,000-           24.8000
          	  GABELLI INTERNATIONAL LTD
                       4/05/07            2,500-           24.8000
	    GAMCO ASSET MANAGEMENT INC.
                       4/05/07           35,600-           24.8000
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       4/05/07           76,400-           24.8000
              GABELLI ABC FUND
                       4/05/07           24,000-           24.8000

(1) THE DISPOSITIONS ON 04/05/07 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $24.80 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.